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                                                                     EXHIBIT 3.5

                                State of Florida
                            Articles of Incorporation
                                       Of
                            EMSA South Broward, Inc.

         FIRST: The corporate name that satisfies the requirements of Section
607.0401 is: EMSA South Broward, Inc.

         SECOND: The street address of the principal office of the corporation and its mailing address is:

         1200 South Pine Island Road, Suite 600, Plantation, Florida, 33324 1200

         THIRD: The number of shares the corporation is authorized to issue is One Thousand (1,000) each with the par value of Zero Dollars and One Cent ($0.01).

         FOURTH: The street address of the initial registered office of the corporation is C/O C T CORPORATION SYSTEM, 1200 SOUTH PINE ISLAND ROAD, CITY OF PLANTATION, FLORIDA 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         FIFTH: The name and address of each incorporator is:

Joey Bryan                          660 East Jefferson Street, Tallahassee,
                                    Florida 32301

         The undersigned have executed 'these articles of incorporation this 3rd day of December, 1996.

                            /s/         Joey Bryan
                            ___________________________________
                            Joey Bryan, Incorporator

                      Acceptance by the Registered Agent of

                            EMSA South Broward, Inc.

                         as required in Section 607.0501


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         C T Corporation System is familiar with and accepts the obligations provided fox in Section 607.0505.

                                          C T CORPORATION SYSTEM

Dated 3rd day of December, 1996

                                          By /s/ Connie Bryan
                                            ____________________________________


                                                 Connie Bryan
                                          ______________________________________
                                          Name of Officer


                                          Special Assistant Secretary
                                          ______________________________________
                                          (Title of officer)


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